Exhibit 10.2

HADRON ENERGY, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(U.S. Participants)

Hadron Energy, Inc., a Delaware corporation (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Hadron Energy, Inc. 2026 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:

Date of Grant:

Total Number of Units:	(each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.

Vesting Start Date:	[February 15, [____]][May 15, [____]][August 15, [____]][November 15, [____]]

Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.

Vested Units:	Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) shall cumulatively increase on each respective date set forth below by the Vested Ratio set forth opposite such date, as follows

	Vesting Date	Vested Ratio
	Prior to first anniversary of Vesting Start Date	0

	On first anniversary of Vesting Start Date (the “Initial Vesting Date”)	1/4

	On each three- (3-) month anniversary of the Vesting Start Date following the Initial Vesting Date until the Vested Ratio equals 1/1	1/16

Superseding Agreement:	None.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

HADRON ENERGY, INC.	PARTICIPANT

By:
Samuel Gibson	Signature
Chief Executive Officer
Date
Address:
Address

ATTACHMENTS: 2026 Equity Incentive Plan, Restricted Stock Units Agreement and Plan Prospectus